Comprehensive Healthcare Solutions, Inc.
45 Ludlow Street, Suit 602
Yonkers, New York 10705

December 5, 2006

Comprehensive Associates LLC
64 Shelter Lane
Roslyn, New York 11557

Ladies and Gentlemen:

On August 19, 2005, Comprehensive Associates LLC (“Associates”) provided a loan to Comprehensive Healthcare Solutions, Inc. (“Comprehensive”) in the amount of two hundred thirty-five thousand dollars ($235,000), and Comprehensive issued to Associates two (2) Convertible Debentures of even date, one in the principal amount of two hundred thousand dollars ($200,000) (the “$200,000 Debenture”), and one in the principal amount of thirty-five thousand dollars ($35,000) (the “$35,000 Debenture” and, together with the $200,000 Debenture, the “Debentures”). Simultaneously therewith, Comprehensive and Associates entered into a Consulting Agreement of even date (the “Consulting Agreement”) and a Registration Rights Agreement of even date (the “Registration Rights Agreement”), and Comprehensive issued to Associates warrants for the purchase of an aggregate of five million (5,000,000) shares of Common Stock of Comprehensive (the “Warrants” and together with the Debentures, the Consulting Agreement and the Registration Rights Agreement, the “Initial Transaction Documents”).

On September 16, 2005, Comprehensive and Associates entered into a letter agreement (the “Early Redemption Letter Agreement”) pursuant to which Comprehensive was granted the option, under certain circumstances, to redeem and prepay the entire outstanding aggregate principal amount of the Debentures, and Comprehensive agreed to be responsible for and to pay all legal fees and expenses incurred by Associates in connection with the preparation, negotiation and execution of the Initial Transaction Documents and the Early Redemption Letter Agreement.

On September 28, 2005, Associates provided a loan to Comprehensive in the amount of twenty-eight thousand dollars ($28,000), and Comprehensive issued to Associates a promissory note in such principal amount (the “Note”). Simultaneously therewith, Comprehensive and Associates entered into a letter agreement of even date therewith (the “Utilization Letter Agreement”) pursuant to which Comprehensive agreed to pay to Associates certain amounts based on the utilization of prescription discount cards, and a letter agreement of even date therewith (the “Reimbursement Letter Agreement”) pursuant to which Comprehensive agreed to be responsible for and to pay all legal fees and expenses incurred by Associates in connection with the preparation, negotiation and execution of the Note, the Utilization Letter Agreement and the Reimbursement Letter Agreement.

On June 16, 2006, Comprehensive and Associates entered into a letter agreement (the “Security Letter Agreement”) pursuant to which, among other matters, Associates was granted a first security interest in all of Comprehensive’s assets as security for the satisfaction of Comprehensive’s obligations under the Transaction Documents (as defined therein), and, in connection with the Registration Rights Agreement, Comprehensive issued to Associates a debenture in the principal amount of twenty-seven thousand four hundred dollars ($27,400) (the “$27,400 Debenture”).

The Note, the Utilization Letter Agreement, the Reimbursement Letter Agreement, the Early Redemption Letter Agreement, the Security Letter Agreement and the Initial Transaction Documents are collectively referred to as the “Prior Transaction Documents.”

The parties hereby agree to amend the Prior Transaction Documents as follows:

1.  Transfer of Assets. (a) Pursuant to an Assignment and Bill of Sale being executed simultaneously herewith (the “Bill of Sale”), Comprehensive is assigning and transferring to Associates all of its right, title and interest in an to all of its assets, properties and rights, other than the Excluded Assets (as hereinafter defined) (the “Assets”), including, without limitation, all of its right, title and interest in, to and under a Marketing Affiliation Agreement, dated as of July 27, 2006, with Alliance Healthcard, Inc. (“Alliance”) (the “Alliance Agreement”) and all other assets and rights relating to Comprehensive’s medical discount card business (the “Transfer”), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively, “Liens”), except for the Lien currently held by Associates. For purposes hereof, the term “Excluded Assets” shall mean Comprehensive’s shares of stock of Accutone Inc. and Interstate Hearing Aid Service Inc. through which Comprehensive operates its audiological services and Comprehensive’s rights under this letter agreement and the Prior Transaction Documents.

(b)  It is expressly understood and agreed that, except pursuant to the Assignment and Assumption Agreement of even date being executed simultaneously herewith between Comprehensive and Associates with respect to the Alliance Agreement, in no event shall Associates assume or be responsible for, whether pursuant to this letter agreement or otherwise, any liability or obligation of Comprehensive of any kind, nature or description whatsoever, fixed or contingent, inchoate or otherwise.

2.  Cancellation of $27,400 Debenture and Legal Fees. In consideration of the Transfer, Associates hereby agrees that the $27,400 Debenture is cancelled and of no further force or effect and that Comprehensive’s obligation to reimburse Associates for legal fees pursuant to the Prior Transaction Documents in the maximum amount of $20,188.75 is cancelled and of no further force or effect. The parties agree that the total amount due under the $27,400 Debenture as of the date hereof is $__________.

3.  Debentures. (a) In further consideration for the Transfer, the Maturity Date for the $200,000 Debenture and the $35,000 Debenture shall be the earlier of (i) six (6) months from the date hereof or (ii) the date on which, and to the extent that, Comprehensive receives any funds from any financing or other capital-raising transaction, whether as equity, debt or otherwise.

(b)  In the event either or both of the Debentures is not paid when due, whether on the Maturity Date, following an Event of Default thereunder or otherwise, the Conversion Price (as defined in the Debentures) shall be reduced to one cent ($.01), subject to adjustment as provided for in Section 2 of the Debentures. In the event the par value of Comprehensive’s Common Stock is reduced to less than one cent ($.01) (the “Par Value Reduction”), then, effective upon the Par Value Reduction, the reference to “one cent ($.01)” in the initial sentence of this paragraph shall instead be the reduced par value amount but not less than one-half of one cent ($.005), subject to adjustment as provided for in Section 2 of the Debentures.

(c)  Until such time as the Debentures are paid in full or converted in full into Common Stock, Comprehensive will not sell, or enter into any agreement to sell, shares of its Common Stock or any Common Stock Equivalents (as such term is defined in the Debentures) without the prior written consent of Associates. Any consent given by Associates shall not impair or otherwise affect its rights under Section 2 of the Debentures, including, without limitation, the anti-dilution adjustments provided for therein.

(d)  In addition to the Events of Default provided for in the Debentures, each of the following shall constitute an Event of Default under the Debentures:

(i)  a breach by Comprehensive of any of its representations, warranties or other obligations under this letter agreement;

(ii)  the acquisition by any person or entity, or any group of persons or entities, of shares of capital stock that represent a majority of the voting power of Comprehensive.

(e)  Nothing herein shall be deemed a waiver by Associates of its right to declare an Event of Default under either or both of the Debentures for a circumstance that exists, or an event that occurs, after the date hereof; provided, however, that Associates agrees that the Registration Statement (as such term is defined in the Debentures) not being effective or current and Paul Rothman no longer serving as President of the Company shall not constitute Events of Default under the Debentures.

4.  Representations and Warranties. Comprehensive makes the following representations and warranties to Associates, each of which shall be deemed material, and Associates, in executing, delivering and consummating this letter agreement, has relied upon the correctness and completeness of each of such representations and warranties:

(a)  No consent of any governmental or other regulatory agency, or of any other person or entity, is required to be received by or on the part of Comprehensive to enable it to enter into and carry out this letter agreement and the transactions contemplated hereby, including the transfer to Associates of all of the right, title and interest of Comprehensive in and to the Assets.

(b)  Comprehensive has the power and authority to enter into this letter agreement and to carry out its obligations hereunder; the execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Comprehensive and no other corporate proceedings on the part of Comprehensive, including, without shareholder approval, are necessary to authorize the execution and delivery of this letter agreement and the consummation of the transactions contemplated hereby; and this letter agreement constitutes the valid and binding obligation of Comprehensive and is enforceable in accordance with its terms.

(c)  Neither the execution and delivery of this letter agreement by Comprehensive nor compliance by Comprehensive with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(i)  violate or conflict with any provision of the Certificate of Incorporation or By-laws of Comprehensive;

(ii)  violate or, alone or with notice or the passage of time, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or understanding to which Comprehensive is a party or by which it or any of the Assets may be bound;

(iii)  result in the creation of any Lien upon any of the Assets;

(iv)  violate any order, decree or judgment against, or binding upon, Comprehensive or upon the Assets; or

(v)  violate any law or regulation of any jurisdiction relating to Comprehensive or the Assets.

(d)  Comprehensive has performed all obligations required to be performed by it to date under the Alliance Agreement and the other agreements and contracts listed on Schedule A to the Bill of Sale (the “Other Agreements”), is not in default under the Alliance Agreement or any of the Other Agreements and has received no notice of any dispute, default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn; to Comprehensive’s knowledge, there is no default under the Alliance Agreement by Alliance or under any of the Other Agreements by the other parties thereto; the Alliance Agreement and the Other Agreements are freely assignable to Associates.

(e)  Comprehensive owns outright, and has good and marketable title to, all of the Assets, free and clear of all Liens, except for the Lien held by Associates.

(f)  Comprehensive owns and has the right to use the names, “Comprehensive HealthCare Solutions” and “The Solution Card” (the “Names”), Each of the Names will be owned and available for use by Associates on identical terms and conditions immediately subsequent to the date hereof. Comprehensive’s use of the Names has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any person or entity, and Comprehensive has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that Comprehensive must license or refrain from using either of the Names. To the knowledge of Comprehensive, no person or entity has interfered with, infringed upon, misappropriated, or otherwise come into conflict with either of the Names. Comprehensive has not licensed or granted to any person or entity rights of any nature to use either of the Names, does not pay, and is not obligated to pay, royalties to any person or entity for use of either of the Names, and is not otherwise a party to, or bound by, any oral or written agreement or contract with regard to either of the Names.

(g)  The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value, of which 17,077,109 shares are issued and outstanding, and 5,000 shares of Preferred Stock, $.01 par value, none of which are issued or outstanding. Except for the Debentures and the Warrants, there are no subscriptions, options, warrants, rights, calls or other commitments to which the Company is a party, or by which it is bound, calling for the issuance, sale, transfer or other disposition of any class of securities of the Company and there are no outstanding securities or instruments of the Company convertible into or exchangeable for shares of Common Stock or any other securities of the Company.

(h)  The Company has submitted to the Securities and Exchange Commission a preliminary information statement pursuant to which, among other matters, the number of authorized shares of Common Stock of the Company would be increased to 150,000,000 (the “Authorized Shares Increase”). The Authorized Shares Increase has been approved by the holders of a majority of the outstanding voting securities of the Company. The Company will use its best efforts to finalize the information statement, mail definitive copies thereof to its shareholders and file a Certificate of Amendment of its Certificate of Incorporation with the State of Delaware as soon as possible.

5.  Indemnification. From and after the date hereof, Comprehensive will reimburse, indemnify and hold harmless Associates and its directors, officers, members, managers, employees, successors and assigns (an “Indemnified Party”) against and in respect of any and all actions, proceedings, damages, losses, deficiencies, liabilities, assessments, fines, costs and expenses, including court costs, costs and expenses of investigation and reasonable attorneys fees incurred or suffered by any Indemnified Party that result from, relate to or arise out of:

(a)  any and all liabilities and obligations of Comprehensive of any kind, nature and description whatsoever, fixed or contingent, inchoate or otherwise, that either (A) are existing on the date hereof or (B) arise out of, or result from or relate to, any transaction entered into, or any state of facts existing, prior to or at the date hereof which are imposed on Associates as result of or in connection with the transactions contemplated in this letter agreement, whether pursuant to the Alliance Agreement, the Other Agreements or otherwise;

(b)  any and all claims against any Indemnified Party that relate to Comprehensive or the Assets in which the principal event giving rise thereto occurred on or prior to the date hereof or which result from or arise out of any action or inaction on or prior to the date hereof of Comprehensive or any director, officer, employee, shareholder, agent or representative of Comprehensive, whether pursuant to the Alliance Agreement, the Other Agreements or otherwise; and/or

(c)  any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Comprehensive under this letter agreement.

6.  No Waiver. Except as expressly provided for in this letter agreement or in any of the documents referred to herein, nothing herein or therein shall be deemed or construed as a waiver of any rights and/or remedies of Associates under or with respect to any of the Prior Transaction Documents, whether at law or in equity.

7.  Legal Fees and Expenses. In consideration of the foregoing, Comprehensive agrees to be responsible for and shall pay all legal fees and expenses incurred by Associates in connection with the preparation, negotiation and execution of this letter agreement and the documents referred to herein up to a maximum of $3,500.

8.  Entire Agreement. This letter agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No modification of this letter agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

9.  Headings. The headings or captions under sections of this letter agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this letter agreement.

10.  Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

11.  Facsimile Signatures. Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

12.  Representation by Counsel; Interpretation. The parties acknowledge that they have been represented by counsel, or afforded the opportunity to be represented by counsel, in connection with this letter agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this letter agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this letter agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

13.  General. Except as amended hereby, the provisions of the Prior Transaction Documents shall continue in full force and effect in accordance with their respective terms.

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If you are in agreement with the foregoing, please so indicate by signing in the space provided below.

Very truly yours,

COMPREHENSIVE HEALTHCARE
SOLUTIONS, INC.

By: /s/ John Treglia
John Treglia,
Chairman of the Board and CEO

Agreed:

COMPREHENSIVE ASSOCIATES LLC

By: The Nybor Group, Inc., Managing Member

By: /s/ Robyn Schreiber
Robyn Schreiber, President